Ex 10.7
SETTLEMENT AGREEMENT AND RELEASE
This SETTLEMENT AGREEMENT AND RELEASE (the “Agreement”) is made as of the 27th day of March 2025 (“Effective Date”) by and between TreeHouse Foods, Inc., a Delaware Corporation (“THS”), on the one hand and Farmer Bros. Co., a Delaware corporation (“FB”), on the other hand. In consideration of the mutual promises contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, THS and FB (collectively, the “Parties” and individually, “Party”) agree as follows:
SECTION 1 – RECITALS
1.1 THS and FB are parties to that certain Asset Purchase Agreement, dated as of June 6, 2023 (“APA Agreement”) and certain Ancillary Agreements (as defined in the APA Agreement), between THS and FB.
1.2 THS and FB have certain known disputes concerning the APA Agreement and the Ancillary Agreements.
1.3 The Parties believe that compromise and settlement of the known disputes is in their mutual best interest. Therefore, the Parties desire to fully, fairly, and finally settle and compromise all claims, causes of action, amounts due, or any other liability or obligations between the Parties that: (1) arise out of or relate to the APA Agreement or the Ancillary Agreements; and (2) are known to either Party as of the Effective Date (the “Claims”).
SECTION 2 – SETTLEMENT TERMS
2.1    Compromise. This Agreement and the releases contained herein effect the compromise and settlement of disputed and contested claims and nothing contained herein shall be construed as an admission by any Party hereto of any liability of any kind to any other Party.
2.2    Settlement Payment. FB agree to pay to THS the amount of Eight Hundred Thousand Dollars ($800,000.00) (“Settlement Payment”) immediately upon execution of this Agreement (“Payment Date”). The Parties acknowledge and agree that the Settlement Payment due from FB shall be netted against the payment due to FB from [***] under that certain Netting Agreement dated March 27, 2025 between FB and [***].
2.3    Non-Compete Amendment. The Parties agrees that Schedule 1.1(a) of the APA Agreement is hereby amended to remove [***] and [***] from Seller’s non-competition covenants as of the date of this Agreement (“Non-Compete Amendment”). Except as otherwise provided herein, all other terms and conditions of the APA Agreement shall remain in full force and effect.
SECTION 3 – MUTUAL RELEASE
3.1    Release of FB. In consideration of the Settlement Payment, and the terms contained within the Agreement, THS, on behalf of itself and all of its respective predecessors, successors, assigns, and affiliates, and each of the foregoing’s respective past, present, and future owners, partners, principals, members, shareholders, managers, directors, officers, employees, agents, attorneys, and representatives hereby forever releases, acquits, and discharges FB and its current and former officers, directors, employees, shareholders, subsidiaries and affiliates from all Claims.
3.2    Release of THS. In consideration of the Non-Compete Amendment and the execution of this Settlement Agreement, FB, on behalf of itself and all of its respective predecessors, successors, assigns, and affiliates, and each of the foregoing’s respective past, present, and future owners, partners, principals, members, shareholders, managers, directors, officers, employees, agents, attorneys, and
Certain information has been excluded because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.
[***] Redacted for confidentiality purposes.

Ex 10.7
representatives hereby forever releases, acquits, and discharges THS and its current and former officer, directors, employees, shareholders, subsidiaries and affiliates from all Claims.
3.3.    Limitation. Nothing in this Settlement Agreement shall constitute a release by the Parties of (i) any unknown claims under the APA Agreement and the Ancillary Agreements as of the date of this Settlement Agreement and (ii) any liabilities or obligations of any party under this Settlement Agreement or the Netting Agreement.
SECTION 4 – GENERAL PROVISIONS
4.1    Governing Law and Venue. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware without regard to the conflict of law principles in any jurisdiction.
4.2    Benefit and Burden. This Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective affiliates, successors, assigns, officers, directors, employees, attorneys, and executives.
4.3    Prevailing Party Attorney Fees. The prevailing party in any proceeding to enforce the terms of this Agreement shall be entitled to all costs and expenses incurred in connection with such proceeding, including its reasonable attorney’s fees.
4.4    Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by each of the Parties affected thereby. No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity.
4.5    Knowing and Voluntary Agreement. The Parties represent and declare that they have carefully read this Agreement and know the contents thereof and that they sign the same freely and voluntarily. All Parties hereto acknowledge that (a) they have been advised in writing, by this paragraph, to consult with an attorney prior to executing this Agreement; (b) they have been represented throughout this matter by the attorney(s) of their choice; (c) they have had reasonable and sufficient time to consider this Agreement and to consult with their attorney(s) concerning its content and effect; and (d) they understand this Agreement and acknowledge that they are knowingly, voluntarily and freely entering this Agreement.
4.6    Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The Parties acknowledge that they have had their attorney(s) prepare and review this Agreement.
4.7    Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be void, voidable, unlawful, or unenforceable for any reason, in whole or in part, the remaining portions of this Agreement will nevertheless continue with full force and effect. The Parties agree that a court of competent jurisdiction will have jurisdiction to reform such provision(s) to the extent necessary to cause it to give maximum legal effect to the intention of the Parties as expressed herein, and the Parties agree to be bound by such reformation.
4.8    Cooperation. Each Party, without further consideration, and upon request of another Party hereto, agrees to execute and deliver such other documents and to take such other action as may be necessary or appropriate to give full force and effect to the terms and intent of this Agreement. The duty

Ex 10.7
to cooperate includes, but is not limited to, preparing, executing and filing any and all documents necessary to effectuate this Agreement.
4.9    Paragraph Headings. The paragraph headings in this Agreement are for convenience of reference only and do not define, limit, enlarge or otherwise affect the scope, construction, or interpretation of this Agreement or any of its provisions.
4.10    Entire Agreement. All agreements, covenants, representations and warranties, express or implied, oral or written, of the Parties concerning the subject matter hereof are contained in this Agreement. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by any Party hereto concerning the subject matter of this Agreement. All prior and contemporaneous conversations, negotiations, possible and alleged agreements, representations, covenants and warranties concerning the subject matter of this Agreement are merged herein. This is an integrated Agreement.
4.11    Counterparts and Delivery of Signatures. This Agreement may be executed in counterparts, which, when counterparts have been executed by all Parties, shall constitute this Agreement. This Agreement may also be signed and delivered via facsimile transmission or electronically via PDF, and such facsimile or PDF documents shall be deemed originals and binding upon the signatories upon receipt by the Party to whom the facsimile or other electronic transmission is sent.
4.12    Confidential Each Party agrees that it shall not disclose the contents of this Agreement unless required by applicable law, regulation or legal process without the prior written consent of the other Party; provided, however, that each Party may disclose the contents of this Agreement to (a) any professionals employed or engaged by such Party, (b) any governmental authority or self-regulatory entity having or asserting jurisdiction over it or (c) enforce its rights and remedies hereunder. Each of the persons and entities to which disclosure may be made pursuant to subclause (a) shall agree to keep such disclosed information confidential on the same terms as provided in this Agreement.
4.13    Notice. All notices and service of process contemplated by this Agreement shall be in writing and shall be sent by an overnight express courier service that provides written confirmation of delivery; or by electronic mail followed by hand delivery of such communication to:

If to THS:	Daniel G. McNamara
Of Counsel
TreeHouse Foods, Inc.
2021 Spring Road
Suite 600
Oak Brook, Illinois 60523
Daniel.McNamara@treehousefoods.com

If to FB:	Jared Vitemb
General Counsel
Farmer Bros. Co.
14501 N Fwy
Fort Worth, Texas 76177.
jvitemb@farmerbros.com

Ex 10.7
Please acknowledge your agreement with the foregoing by signing in the space provided below.
Accepted and Agreed as of the Date Below:

TREEHOUSE FOODS, INC.
By:	/s/ Kristy N. Waterman
Its:	EVP, CHRO, GC and Corp. Secretary
Date:	March 27, 2025

FARMER BROS. Co.
By:	/s/ John E. Moore III
Its:	President and Chief Executive Officer
Date:	March 28, 2025

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